UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2016

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive
Watsonville, California 95076
(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment and Restatement of Executive Officer Severance Plan

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2016, the Compensation and Leadership Development Committee (the "CLDC") of the Board of Directors (the "Board") of West Marine, Inc. (the "Company") adopted the West Marine, Inc. Amended and Restated Executive Officer Severance Plan (the "Severance Plan"). The Severance Plan was modified following the CLDC's annual review of the Company's compensation programs in order to ensure that the terms of the Severance Plan more closely aligned with the terms of the Company's Omnibus Equity Incentive Plan, and that the severance payments and benefits offered were competitive with industry practices to attract and retain talented and experienced executives.

The Severance Plan, effective as of December 19, 2016, applies to employees of the Company at the level of Vice-President or above and any other members of a select group of management or highly compensated employees designated in writing by the CLDC or the Board (the "Participants"). The Severance Plan is intended to replace any prior severance arrangements between the Company and covered Participants.

Each Participant will receive certain severance payments and benefits in the event of an involuntary termination, including a termination by the Company without "cause" or a termination by the Participant for "good reason," collectively referred to herein as a "Termination Without Cause" (each such term as defined in the Severance Plan). The amount of payments and the type of benefits provided under the Severance Plan vary based on the Participant's position and whether or not the Termination Without Cause occurred in connection with a "Change in Control" of the Company (as defined in the Severance Plan). Such severance benefits are summarized as follows:

Non-Change in Control Severance Benefits
If the Participant's Termination Without Cause occurs at any time prior to a Change in Control of the Company or later than the date that is two years following a Change in Control (each, a "Non-Change in Control Termination"), the Participant is entitled to the following severance benefits:

Cash severance payments:
A cash severance payment equal to the sum of the Participant's base salary plus the average of the most recent three year annual cash performance bonus actually paid to such Participant (or, if the Participant has been employed for fewer than three years, the most recent three-year average of the annual cash performance bonuses paid by the Company to executives who are similarly situated to the Participant or any other amount determined by the CLDC or the Board in its discretion) multiplied by 1.5x for the Chief Executive Officer, 1x for Executive Vice Presidents and Senior Vice Presidents, and .5x for Vice Presidents or any other Participants.
Additionally, an annual cash bonus based on the Company's actual performance for the fiscal year in which the Termination Without Cause occurred pro-rated based on the number of days the Participant was employed during that fiscal year.
Cash severance amounts will be paid in a lump sum on the dates specified in the Severance Plan.
The Participant will not be required to seek other employment and no offset of severance payments will be required if the Participant becomes employed by another company.

Continued Medical Benefits:
Subject to eligibility for, and the Participant's timely election of, continued coverage under the Company's group health plan pursuant to COBRA, the Company will pay the cost of continued coverage for medical dental, optical and mental health benefits (collectively, "Medical Benefits") for the Participant and the Participant's eligible dependents, for 18 months for the Chief Executive Officer, 12 months for Executive Vice Presidents and Senior Vice Presidents, and 6 months for Vice Presidents and other Participants.

Equity Awards:
Unvested equity awards that were granted within six months prior to the termination date will be forfeited and all time-vesting equity awards that were not forfeited that otherwise would have vested within 12 months will fully vest (and, for clarity, the portion of any such
Equity Awards that would have vested after such 12-month period will terminate and be forfeited).

Vested stock options will be exercisable in accordance with their respective stock option award agreements (which generally provide for exercisability within 90 days following termination).

The number of performance-based equity awards that will vest will be based on the actual performance achieved by the Company and will be pro-rated based on the number of days that the Participant was employed during the entire vesting period (typically three years). However, if the performance goals have not been determined as of the time of the Participant's Termination Without Cause, the number of performance-based equity awards that will vest will be determined on the date the CLDC or the Board determines whether and the extent to which the performance goals were met and will be pro-rated as set forth above.
Outplacement Services:
The Company will pay for professional outplacement fees for the Participant for one year up to $20,000.

Change in Control Severance Benefits
If a Change in Control of the Company occurs and the Participant is Terminated Without Cause at any time during the period commencing on the date of the Change in Control and ending on the date that is two years following such Change in Control, the Participant is entitled to receive the payments and benefits described above, except modified as follows:

Cash Severance:
The cash severance payments with be equal to the sum of the Participants base salary plus his or her target annual performance bonus opportunity, and the multiple will be increased as follows: 2x for the Chief Executive Officer; 1.5x for Executive Vice Presidents; 1x for Senior Vice Presidents and Vice Presidents; and .5x for other Participants.

Additionally, the pro-rata annual cash bonus will be based on the Participant's target annual performance bonus opportunity.

Continued Medical Benefits:
The period of time to cover Medical Benefit costs for the Participant and the Participant's eligible dependents is extended as follows: 18 months for the Chief Executive Officer and Executive Vice Presidents; and 12 months for Senior Vice Presidents, Vice Presidents and other Participants.

Equity Awards:
Upon a Change in Control where the successor company fails to continue, assume or substitute a Participant's outstanding equity awards (and irrespective of whether a Participant has been Terminated Without Cause), all of the Participant's time-based outstanding equity awards will fully vest and for performance-based equity awards, if the performance goals have been completed and determined, the number of performance-based equity awards to be received by a Participant will be based on the actual performance achieved and will fully vest upon the date of the Change-in-Control date. However, if the performance goals have not been determined, the performance goals will be treated as if they were achieved at target level of performance, and that number of the Participant's performance-based equity awards will fully vest. None of these equity awards will be pro-rated.

Upon a Change in Control where the successor company continues, assumes or substitutes equity awards, but the Participant is Terminated Without Cause within twenty-four months following the Change in Control, all equity awards will be treated as set forth above, except the Participant may exercise vested stock options for the period of time set forth in the award agreement (typically, 90 days) and other vested equity awards will be settled by the date the Participant's "Release Agreement" becomes effective and can no longer be revoked.

Other Provisions
Severance payments and benefits to a Participant are subject to the Participant's compliance with the other terms and conditions of the Severance Plan.

In general, the Company's obligation to provide benefits under the Severance Plan in the event of a Termination Without Cause is conditioned upon the Participant executing a Release Agreement which contains provisions releasing all claims against the Company and for the Participant to comply with applicable confidentiality, non-solicitation and non-disparagement covenants.

If the payments and benefits otherwise payable to a Participant under the Severance Plan would constitute excess parachute payments within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, then the Company will reduce such payments and benefits to an amount that would avoid any excise taxes under section 4999 of the Internal Revenue Code, provided that such reduction would provide the Participant with a greater net after-tax benefit than would no reduction.
The foregoing is a summary of the material terms of the Severance Plan and is qualified in its entirety by reference to the full text of the Severance Plan that is filed with this report as Exhibit 10.1.

Item 9.01.           Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits:

10.1 West Marine, Inc. Amended and Restated Executive Officer Severance Plan effective December 19, 2016.*

_________________________
*Management compensatory plan or arrangement within the meaning of Item 601(b)(10)(iii) of Regulation S-K.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: December 22, 2016	By:	/s/ Pamela J. Fields
Pamela J. Fields, Esq.
Secretary and General Counsel
5